UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 LAKE LUCIEN WAY, SUITE 201, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of December 27, 2011, Workstream Inc. (the "Company") and each of First Advantage Offshore Services, Private Limited and CCM Master Qualified Fund, Ltd. and Magnetar Capital Master Fund, Ltd. (each, a "Rights Holder"), holders of registration rights under that certain amended Registration Rights Agreement (with First Advantage) and that certain Third Amended and Restated Registration Rights Agreement (with CCM and Magnetar), entered into agreements (the "Agreements") pursuant to which each Rights Holder agreed, other than with respect to piggyback registration rights, not to exercise its right to require registration of Company Common Shares owned by such Rights Holder until the earliest to occur of (a) January 15, 2014, (b) ninety days after the Company's securities are listed for trading on an exchange or quotation system other than the "Pink Sheets," the first date on which the Company grants registration rights to any other person that may be exercised prior to or otherwise require the filing of a registration statement prior to the earlier of January 15, 2014 and relisting of the Company's securities, or the date on which the Company amends, modifies, terminates or otherwise waives provisions of the Agreements with the other Rights Holders.  During such time, other than with respect to piggyback registration rights, the Company will not be required to comply with any obligations under the registration rights agreements described above. The Agreements also require the Company to provide the Rights Holders with certain financial information in the event that the Company ceases to file financial statements with the SEC.

A form of the Agreement entered into with each of the Rights Holders is attached as Exhibit 10.1 hereto.

Item 8.01.  Other Events.

On December 27, 2011, Workstream Inc. (the “Company”) announced today that its Board of Directors has approved the filing of a Form 15 by the Company with the U.S. Securities and Exchange Commission to voluntarily deregister its common shares under the Securities Exchange Act of 1934.  The Company intends to file the Form 15 with the SEC on or about January 6, 2012.  The Company is eligible to deregister its common shares because it had fewer than 300 holders of record of its common shares at the beginning of its fiscal year.

Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  In addition, following the deregistration, the Company’s common shares will no longer be quoted on the Over the Counter Bulletin Board but will continue to be quoted on the Pink Sheets.  The Company expects that the deregistration of its common shares will become effective 90 days after the date of the filing of the Form 15 with the SEC.

Although no longer required by the SEC after deregistration, the Company presently intends to provide current quarterly and annual performance data to its shareholders in accordance with the Alternative Reporting Standards of OTC Pink—Current Information.

However, there can be no assurance that the Company will continue to provide such information in the future or that its common shares will continue to be quoted on the Pink Sheets after deregistration of the common shares.

The Company made this decision after careful review of the costs and benefits of being a reporting company. The Company believes that the incremental cost of compliance with Sarbanes-Oxley and other reporting requirements does not provide any discernible benefit to the Company and its shareholders and cannot be justified. The savings derived from this change are expected to be financially meaningful, and deregistration is expected to allow management to focus additional attention to delivering shareholder value.

On December 27, 2011, the Company issued a press release announcing the private placement transaction described above. The full text of such press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement dated as of December 27, 2011 between the Company and each Rights Holder.

99.1	Press release issued by the Company on December 27, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: December 27, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer